Camber Energy, Inc. 8-K

 Exhibit 10.8

COMPROMISE SETTLEMENT AGREEMENT

This Compromise Settlement Agreement ("Agreement" or “Settlement Agreement”) is made and entered into on January 27, 2020 and between, Petroglobe Energy Holdings, LLC (“PetroGlobe”), Signal Drilling, LLC (“Signal”), Petrolia Oil, LLC (“Petrolia”), Prairie Gas Company of Oklahoma, LLC (“PGCO”) and Canadian River Trading Company, LLC (“CRTC”), on one side, and Camber Energy, Inc. (“Camber”), on the other side (collectively, the "Parties").

Whereas the Parties are currently involved in a lawsuit styled Petroglobe Energy Holdings, LLC and Signal Drilling, LLC v. Camber Energy, Inc. vs. Petrolia Oil, LLC, Prairie Gas Company of Oklahoma, LLC and Canadian River Trading Company, Cause No. 43781, pending in the 316th District Court of Hutchinson County, Texas (the "Lawsuit").

Whereas the Parties have agreed to settlement of the Lawsuit in order to avoid further litigation.

For the consideration described below, the promises of the Parties, and other good and valuable consideration, each of the Parties agree to the terms of this Settlement Agreement to compromise, release, settle, compromise and completely satisfy all claims which the Parties may have against one another as set forth below:

1.       Payment by Camber. Camber shall deliver payment by cashier’s check or ACH transfer to PetroGlobe of the sum of $250,000.00 USD as follows: $100,000.00 USD down payment to PetroGlobe upon execution of this Agreement, and $150,000.00 USD to be paid into escrow acceptable to Camber and PetroGlobe with release subject to approval of Camber upon the successful transfer of all wells and partnership interests of CE Energy, LLC as described herein. The intent of such transfer is that: a) Camber shall be completely removed from liabilities resulting from future acts or omissions of CE Energy, LLC occurring after the transfer of all wells and partnership interests of CE Energy, LLC as provided herein; b) CE Energy, LLC is effectively transferred and all steps have been approved by the Railroad Commission of Texas including approval of new directors, officers and owners of greater than a 25% interest of CE Energy, LLC; and c) that liability for the wells and partnership interests of Camber in CE Energy, LLC, and the current officers and directors of CE Energy, LLC will be transferred after approval by the Railroad Commission along with all oil in storage tanks and the bond currently in place.

2.       Bringing Properties into Regulatory Compliance. Camber agrees to immediately undertake and maintain all commercially reasonable and necessary actions and efforts that are calculated to bring into regulatory compliance all wells identified on Exhibit A, which is attached hereto and incorporated for all purposes to the extent such compliance is required to obtain Railroad Commission of Texas approval of the Form “P-5” organization report for CE Energy, LLC currently pending renewal at the Commission. Camber further covenants and agrees to exercise its best efforts to obtain approval of such P-5 by March 12, 2020. Camber shall bear all costs and expenses required to bring such wells into P-5 compliance. It is understood and agreed by the Parties that Camber will obtain any well plugging extensions for existing wells necessary for such P-5 renewal, but may be required to plug and abandon, at Camber’s expense, up to four existing wells that have failed mechanical integrity tests in the past.

3.       PetroGlobe Cooperation. PetroGlobe agrees to reasonably cooperate with Camber in its efforts to bring the wells identified on Exhibit A into regulatory compliance; provided, however, that PetroGlobe shall not be liable for its cooperative efforts nor shall any dissatisfaction of Camber with the nature or degree of PetroGlobe’s cooperation be a basis for any claim against PetroGlobe or for contesting, disavowing or otherwise failing to comply with the provisions of this Agreement.

4.       Assignment of Properties, Membership Interest and Substitution of Parties at Railroad Commission. Upon successful completion of the provisions of paragraph 2, above, Camber shall assign to PetroGlobe or its designee all of its right, title and interest in all wells, leases, royalties, minerals, equipment, and other tangible assets associated with the wells and properties described on Exhibit A as set forth on the form of Assignment, Bill of Sale and Conveyance attached hereto and incorporated as Exhibit B. Said properties shall be free and clear of all claims and liens arising during the direct operation of such properties by CE Energy, LLC, but not otherwise and specifically not when PetroGlobe was operating the assets either as PetroGlobe or through CE Energy, LLC, at the time of the assignment. At the same time, Camber shall assign all of its membership interest in CE Energy, LLC to Petroglobe or its designee using the form of assignment attached hereto and incorporated as Exhibit C. Further, the Parties shall jointly: a) prepare a revised Railroad Commission form “P-5 O”, listing of officers, directors and owners to remove all current officers, directors, and owners of CE Energy, LLC from the form and substitute the new officers, directors and owners of CE Energy, LLC as directed by Petroglobe, which officers, directors and owners shall be persons or entities selected by the new owners of CE Energy, LLC who are not disqualified by Texas law, including Section 91,114 Tex. Nat. Res. Code, from receiving an approved organization report from the Railroad Commission. Such P-5 O form shall be filed by the Parties with the Commission immediately upon assignment of such membership interests.

5.       Remedy for Commission Failure to Approve Form “P-5 O”. In the event that the Railroad Commission of Texas fails or refuses to approve the form “P-5 O” to remove all current officers, directors, and owners of CE Energy, LLC from the form and substitute the new officers, directors and owners of CE Energy, LLC as directed by Petroglobe within 180 days of delivery of assignment of Camber’s interests in CE Energy, LLC to PetroGlobe or its designee, the Parties shall cooperate to seek divestiture of their interests in the wells and leaseholds that are held in escrow. The Parties shall have a period of an additional 180 days to complete this divestiture. Upon completion of such divestiture and removal of Camber and the current officers and directors of CE Energy, LLC from potential regulatory responsibility for such wells and leaseholds, Camber shall direct the release to PetroGlobe of all funds held in escrow. If the properties are not so divested within the additional 180-day period as provided above, the funds held in escrow shall be returned to Camber.

6.       Assignment of Petrolia Oil, LLC Membership. Upon successful completion of the provisions of paragraph 2 and 4, Camber shall also assign to PetroGlobe or its assignee all of its membership interest in Petrolia Oil, LLC, using the form of assignment attached hereto as Exhibit D.

7.       Escrow Agent. The Parties have selected attorney R. Mark Dietz of the law firm of Dietz & Jarrard, PC to serve as the escrow agent for handling the escrow of money and any documents related to the settlement as provided in paragraph 1, above, and exchange of assignments as provided in paragraphs 1 and 4, above. The Parties agree to enter into a separate escrow agreement with R. Mark Dietz contemporaneous with the execution of this Agreement. All assignments required for this Agreement shall be executed at the time this Agreement is executed and placed in escrow along with the $150,000 USD cash consideration, with such assignments to be released from escrow at such time as the Railroad Commission approves the form P-5 referenced in paragraph 2 above, and the cash consideration to be released as provided in paragraphs 4 or 5 above, whichever is applicable.

8.       Release of Camber. Except as otherwise set forth at the end of this paragraph, Ian B. Acrey, in his individual capacity, PetroGlobe, Signal, Petrolia, PGCO, and CRTC each for itself, its respective members, shareholders, managers, officers, directors, employees, agents, representatives, heirs, predecessors, successors and assigns does hereby compromise, settle, release and discharge, any and all claims and demands, known or unknown, of whatever kind or character which said person, entity, its members, managers, officers, employees, agents, representatives, heirs, predecessors, successors and assigns, or any of them, has or claims against Camber, its officers, directors, shareholders, parent, subsidiary and/or affiliate corporations, successors, insurers, agents, affiliates, employees, representatives, and attorneys (collectively, “the Camber Released Parties”) pertaining to or related in any way directly or indirectly to the claims or causes of action which were or could have been asserted against the Released Parties in connection with the Lawsuit or otherwise prior to the effective date of this Agreement. By way of explanation and without limiting in any way the foregoing release, the Released Parties shall be released and discharged from all claims and causes of action of any kind, whether or not asserted in the Lawsuit, arising at any time prior to the effective date of this Agreement. The terms of this Settlement Agreement and their performance are specifically excepted from this release, and each of the Parties shall retain their respective rights to enforce the terms of this Settlement Agreement.

9.       Release of PetroGlobe, Signal, Petrolia, PGCO, and CRTC. Camber for itself and its affiliate, CE Energy, LLC, their respective officers, directors, employees, agents, members, managers, employees, representatives, heirs, successors and assigns does hereby compromise, settle, release and discharge, any and all claims and demands, known or unknown, of whatever kind or character, which Camber and CE Energy, LLC, their respective officers, directors, members, managers, employees, agents, representatives, heirs, successors and assigns, or any of them, has or claims against Ian B. Acrey, in his individual capacity, PetroGlobe, Signal, Petrolia, PGCO, and CRTC and each of said entities respective members, managers, officers, employees, agents, representatives, heirs, successors and assigns, and their respective predecessors, successors, insurers, agents, affiliates, employees, representatives, officers, directors, shareholders, parent, subsidiary and/or affiliate corporations, and attorneys (collectively, “the Acrey Released Parties”) pertaining to or related in any way directly or indirectly to the claims or causes of action which were or could have been asserted against the Camber Released Parties in connection with the Lawsuit or otherwise arising before the effective date of this Settlement Agreement. By way of explanation and without limiting in any way the foregoing release, the Camber Released Parties shall be released and discharged from all claims and causes of action of any kind, whether or not asserted in the Lawsuit, arising at any time prior to the effective date of this Settlement Agreement. The terms of this Settlement Agreement and their performance are specifically excepted from this release, and each of the Parties shall retain their respective rights to enforce the terms of this Settlement Agreement. Camber is not releasing any claims or causes of action whatsoever against N&B Energy, LLC, Sezar Energy, L.L.P, related to Richard Azar, or any of their affiliates, or predecessors or successors, pursuant to this Section 7.

10.       Dismissal of the Lawsuit. Within seven (7) days of the effective date of this Agreement, the Parties shall cooperate to promptly cause the following to occur: filing of a motion and order to dismiss the Lawsuit with prejudice and the request for timely entry of same by the Court.

11.       Warranties and Representations of the Parties. The Parties warrant and represent as follows:

A.	Each of the Parties warrants and represents to the other parties that said party has entered into this Settlement Agreement of its own free will, in accordance with its judgment, after the opportunity to investigate the claims made in connection with the Lawsuit, and after consultation with its respective attorneys;

B.	None of the Parties have been induced to enter into this Settlement Agreement by any statement, act, or representation of any kind or character on the part of any other Party;

C.	The terms of this agreement were drafted by the Parties and their counsel. No provision of this Settlement Agreement shall be construed against any Party because that Party initially drafted any particular provision.

D.	Each of the Parties acknowledges that the terms of this Settlement Agreement are clear and unambiguous and have been fully read and understood.

E.	Camber warrants that it has paid all of its subcontractors, suppliers and/or vendors any disputed amounts due and owing in connection with operation of the properties set forth on Exhibit A during the time such properties were directly operated by CE Energy, LLC, and specifically not when PetroGlobe was operating the assets either as PetroGlobe or through CE Energy, LLC but not otherwise, and that such properties are free and clear of any liens related to such time periods. Camber further agrees to release, indemnify and hold harmless PetroGlobe and its assigns from any claim or demand made by any such subcontractor, supplier and/ or vendor in the future with respect to said time period that CE Energy, LLC directly operated such properties but specifically not when PetroGlobe was operating the assets either as PetroGlobe or through CE Energy, LLC.

F.	This Settlement Agreement is a compromise settlement of each party's disputed claims, and the sums and covenants given in consideration of this Settlement Agreement, as well as the execution of this Settlement Agreement, shall not be construed to be an admission of liability on the part of any party with respect to the disputed matters set forth above or contained in pleadings filed in the Lawsuit.

G.	Each signatory to this Settlement Agreement has the authority to enter into and execute this Settlement Agreement and all corporate formalities have been complied with in order to bind the party for whom said signatory has executed this document.

H.	Each of the parties executing this Settlement Agreement has the right to rely upon the authority of signature of each signatory to this document.

I.	Acrey represents that the transfers contemplated by this Agreement are authorized by any applicable company agreements.

12.       Governing law and venue. This Settlement Agreement shall be construed in accordance with the laws of the State of Texas irrespective of the Doctrine of Conflicts. Venue for any and all disputes relating to this Settlement Agreement shall be in Dallas County, Texas.

13.       Successors and assigns. This Settlement Agreement and all of the terms herein are binding upon and shall inure to the benefit of the Parties, their successors, assigns, representatives, and third parties with whom any party to this Settlement Agreement is in privity.

14.       Counterparts. This Settlement Agreement may be signed in counterparts, each of which shall be deemed an original. This Settlement Agreement may only be amended in writing, which amendment may also be signed in counterparts.

15.       Further Assurances. The Parties agree to execute and deliver any additional papers, documents and other assurances, and take all acts that are reasonably necessary to carry out the intent of this Settlement Agreement.

16.       Savings Clause. Should any term or provision of this Settlement Agreement be held invalid or unenforceable, the remaining terms or provisions not held invalid or unenforceable, shall be applied, governed and enforced to the fullest extent permitted by law.

17.       Parties to Bear Own Costs and Attorneys' Fees. Each party to this Settlement Agreement will bear its own costs, expenses, and claims to interest and attorneys' fees, whether taxable or otherwise, incurred in or arising out of, or in any way connected with the matters which are referenced or covered in the mutual releases referenced above or which were otherwise related to the subject of this Settlement Agreement.

18.       Attorneys’ Fees for Enforcement. In the event litigation is necessary to enforce a provision or provisions of this Settlement Agreement, all costs, expenses and attorneys' fees, whether taxable or not, shall be paid by the non-prevailing party or parties to the prevailing party or parties.

19.       Severability. Should any portion (word, clause, phrase, sentence, paragraph or section) of this Settlement Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

20.       Headings. The article and section headings used in this Agreement are for convenience only, and the Parties hereto agree that such headings are not to be construed to limit or extend the meaning of any part of this Agreement.

21.       Entire Agreement. This Settlement Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Settlement Agreement and supersedes any and all prior oral and written agreements and understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter shall be relied upon by the parties except those contained herein. This Settlement Agreement may not be amended or modified except by an agreement signed by the party against whom enforcement of any modification or amendment is sought.

22.       Specific Performance. The parties agree and acknowledge that the failure of either party to perform the assignment of ownership of CE Energy, LL C to PetroGlobe and to successfully accomplish the renewal of Railroad Commission Form P-5 for CE Energy, LLC and substitution of a new Form P-5 O as set forth herein would result in damage to the parties that could not be adequately compensated by a monetary award. Therefore the parties agree that, if either party fails to perform the covenants set forth in this agreement, the non- breaching party may seek an order from a court of appropriate jurisdiction requiring the party in breach to specifically perform those covenants.

Wherefore, the Parties have executed this Settlement Agreement as of the date set forth above.

CAMBER ENERGY, INC.		Petroglobe Energy Holdings, LLC

By:	/s/ Louis G. Schott	By:	/s/ Ian B. Acrey
Name:	Louis G. Schott	Name:	Ian B. Acrey
Title:	Interim Chief Executive Officer	Title:	Manager

Signal Drilling, LLC
		By:	/s/ Ian B. Acrey
		Name:	Ian B. Acrey
		Title:	Manager

Petrolia Oil, LLC

By:	/s/ Ian B. Acrey
Name:	Ian B. Acrey
Title:	Manager

Canadian River Trading Company, LLC
By:	/s/ Ian B. Acrey
Name:	Ian B. Acrey
Title:	President

Prairie Gas Company of Oklahoma, LLC

By:	/s/ Ian B. Acrey
Name:	Ian B. Acrey
Title:	Manager

/s/ Ian B. Acrey
Ian B. Acrey, Individually

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME the undersigned Notary Public, on this day personally appeared Louis G. Schott, the Interim Chief Executive Officer of Camber Energy, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same in the capacity indicated therein and for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN to before me on this _____ day of January 2020, to certify which witness my hand and official seal of office.

Notary Public In and For
The State of Texas

My Commission Expires:

STATE OF OKLAHOMA	§
§
COUNTY OF TULSA	§

BEFORE ME the undersigned Notary Public, on this day personally appeared Ian B. Acrey, Individually and as Manager of Petroglobe Energy Holdings, LLC, Signal Drilling, LLC, Petrolia Oil, LLC, Prairie Gas Company of Oklahoma, LLC and Canadian River Trading Company, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same in the capacity indicated therein and for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN to before me on this _____ day of January 2020, to certify which witness my hand and official seal of office.

Notary Public In and For
The State of Oklahoma

My Commission Expires:

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